Exhibit 99.4

Supplemental Disclosure dated December 2005

Risks Relating to Our Business

We have recently engaged new auditors to conduct a re-audit of our 2004 consolidated financial statements, who have advised us that based upon their work to date, they believe that deficiencies in our internal controls over financial reporting may exist.

As previously announced in October of this year, Transmeridian Exploration Incorporated has engaged UHY Mann Frankfort Stein & Lipp, LLP as its new independent public accountants and has asked them to re-audit the Company’s consolidated financial statements for 2004. The Company has recently been informed by its new auditors that, while they have not completed their work or reached any conclusions, in the process of re-auditing the Company’s consolidated financial statements for 2004:

•    They have not yet been provided with the required documentation of certain of the procedures and tests of the Company’s internal controls over financial reporting as of December 31, 2004, conducted for purpose of management’s assessment (and the previous auditor’s attestation) that the Company’s internal controls over financial reporting were effective as of December 31, 2004. If such documentation is not located by the Company and provided to the new auditors, they may conclude that they are unable to concur in management’s assessment or to issue the required attestation report with respect to the Company’s 2004 financial statements.

•    They have identified certain accounting and reporting errors in the Company’s consolidated financial statements which, at this point, are not material in the aggregate and would not on a stand alone basis require a restatement of the 2004 consolidated financial statements. The existence of such errors, however, indicates deficiencies in the company’s internal controls over financial reporting that may rise to the level of a material weakness. If the 2004 consolidated financial statements were required to be re-filed, due to a conclusion that a material weakness in internal controls existed, or due to a change in management’s assessment or the auditors’ opinion with regard to management’s assessment of internal controls, as described in the preceding paragraph or for other reasons, including the identification of additional errors, the 2004 consolidated financial statements may need to be restated to correct such errors that are not diminimus.